Exhibit 10.15

EXECUTION VERSION

INTERCREDITOR AGREEMENT

Among

CREDIT SUISSE AG,

as Senior Lien Representative,

CREDIT SUISSE AG,

as Junior Lien Representative,

AAC HOLDINGS, INC., as a Grantor,

and

the other Grantors from time to time party hereto

Dated as of March 8, 2019

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INTERCREDITOR AGREEMENT dated as of March 8, 2019 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among AAC HOLDINGS, INC., a Nevada corporation

(the “Company”), the other Grantors (as defined below) party hereto from time to time, CREDIT SUISSE AG, as Representative for the Senior Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Senior Lien Representative”) and CREDIT SUISSE AG, as Representative for the Junior Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Junior Lien Representative”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Lien Representative (for itself and on behalf of the Senior Lien Secured Parties) and the Junior Lien Representative (for itself and on behalf of the Junior Lien Secured Parties) hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Lien Debt Documents (as in effect on the date hereof) or, if defined in the Uniform Commercial Code, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Authorized Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, the president, any vice president, treasurer, general counsel, secretary or another executive officer of such Person.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, administration, rearrangement, judicial management, receivership, insolvency, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), or similar federal, state, or foreign debtor relief law (including under any applicable corporate statute) of the United States or other applicable jurisdictions from time to time in effect.

“Collateral” means the Senior Lien Collateral and the Junior Lien Collateral.

“Collateral Agents” means the Senior Lien Representative and the Junior Lien Representative.

“Collateral Documents” means the Senior Lien Collateral Documents and the Junior Lien Collateral Documents.

“Debt Facility” means the Senior Lien Debt Agreement and the Junior Lien Debt Agreement.

“DIP Consent Limit” means, as of any date of determination, (a) the aggregate principal amount of Senior Lien Obligations outstanding immediately prior to the commencement of an Insolvency or Liquidation Proceeding plus (b) DIP Financing in an aggregate principal amount not to exceed $40.0 million.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge of Senior Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.06 and Section 6.04,

(a) payment in full in cash of all Senior Lien Obligations (other than any indemnification obligations for which no claim has been asserted); and

(b) termination or expiration of all commitments, if any, to extend credit that would constitute Senior Lien Obligations.

“Grantors” means the Company and each of its Subsidiaries that has granted, or purported to grant, a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against any Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Junior Lien Collateral” means any “Collateral” as defined in any Junior Lien Debt Document or any other assets of any Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Lien Collateral Document as security for any Junior Lien Obligations.

“Junior Lien Collateral Documents” means the Junior Lien Security Agreement and the other “Security Documents” as defined in the Junior Lien Debt Agreement.

“Junior Lien Debt Agreement” means that certain Credit Agreement, dated as of June 30, 2017 (as amended as of September 25, 2017, as amended as of March 1, 2018 and as amended and waived as of the date of this Agreement), among the Grantors, the Junior Lien Representative and the lenders and issuing banks party thereto from time to time.

“Junior Lien Debt Documents” means the Junior Lien Debt Agreement and the other related facility “Loan Documents” as defined in the Junior Lien Debt Agreement.

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“Junior Lien Enforcement Date” means the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Lien Debt Agreement) and (ii) the Senior Lien Representative’s receipt of written notice from the Junior Lien Representative that (x) an Event of Default (under and as defined in the Junior Lien Debt Agreement) has occurred and is continuing and (y) the Junior Lien Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise).

“Junior Lien Obligations” means the “Obligations” as such term is defined in the Junior Lien Debt Agreement.

“Junior Lien Purchase Date” has the meaning assigned to such term in Section 5.07(b).

“Junior Lien Purchase Event” has the meaning assigned to such term in Section 5.07(a).

“Junior Lien Purchase Notice” has the meaning assigned to such term in Section 5.07(a).

“Junior Lien Purchase Option” has the meaning assigned to such term in Section 5.07(a).

“Junior Lien Purchase Price” has the meaning assigned to such term in Section 5.07(a).

“Junior Lien Purchasers” has the meaning assigned to such term in Section 5.07(a).

“Junior Lien Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor administrative agent and collateral agent as provided in Article VIII of the Junior Lien Debt Agreement.

“Junior Lien Secured Parties” means “Secured Parties” as such term is defined in the Junior Lien Debt Agreement.

“Junior Lien Security Agreement” means the “Guarantee and Collateral Agreement” as such term is defined in the Junior Lien Debt Agreement.

“Junior Priority Lien” means the Liens on the Junior Lien Collateral in favor of Junior Lien Secured Parties under the Junior Lien Collateral Documents.

“Officer’s Certificate” has the meaning provided to such term in Section 8.08.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and/or any distributions received by any Senior Lien Secured Party or Junior Lien Secured Party on account of its secured claims pursuant to a plan of reorganization or a plan of liquidation and any amounts received by the Senior Lien Representative or any other Senior Lien Secured Party from a Junior Lien Secured Party in respect of Shared Collateral pursuant to this Agreement, and shall include all “proceeds,” as such term is defined in the UCC.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, exchange, renew, refund, repay, prepay, redeem, purchase, defease, retire, restructure, amend, increase, modify, supplement or replace, or to issue other Indebtedness or enter alternative financing arrangements in exchange or replacement for such Indebtedness, in whole or in part, including by adding or replacing lenders, creditors,

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agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the Senior Lien Representative and the Junior Lien Representative.

“Secured Obligations” means the Senior Lien Obligations and the Junior Lien Obligations.

“Secured Parties” means the Senior Lien Secured Parties and the Junior Lien Secured Parties.

“Senior Lien Collateral” means any “Collateral” as defined in any Senior Lien Debt Document or any other assets of any Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Lien Collateral Document as security for any Senior Lien Obligations.

“Senior Lien Collateral Documents” means the Senior Lien Security Agreement and the other “Security Documents” as defined in the Senior Lien Debt Agreement.

“Senior Lien Debt Agreement” means the Credit Agreement, dated as of March 8, 2019, among the Grantors, the Senior Lien Representative and the lenders party thereto from time to time.

“Senior Lien Debt Documents” means the Senior Lien Debt Agreement and the other “Loan Documents” as defined in the Senior Lien Debt Agreement.

“Senior Lien Security Agreement” means the “Guarantee and Collateral Agreement” as defined in the Senior Lien Debt Agreement.

“Senior Lien Obligations” means the “Obligations” as defined in the Senior Lien Debt Agreement.

“Senior Lien Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor administrative agent and collateral agent as provided in Article VIII of the Senior Lien Debt Agreement.

“Senior Lien Secured Parties” means the “Secured Parties” as defined in the Senior Lien Debt Agreement.

“Shared Collateral” means, at any time, Collateral in which the Senior Lien Representative, on behalf of the Senior Lien Secured Parties, and the Junior Lien Representative, on behalf of the Junior Lien Secured Parties, hold a security interest at such time (or are deemed pursuant to Article II to hold a security interest therein).

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated,

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supplemented, waived or otherwise modified, in each case in accordance with the terms of this Agreement, (ii) any definition of or reference to any statute or regulation herein shall be construed as referring to such statute or regulation as from time to time amended, supplemented or otherwise modified, (iii) any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (vi) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vii) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Junior Lien Representative or any of the other Junior Lien Secured Parties on the Shared Collateral or of any Liens granted to the Senior Lien Representative or any of the other Senior Lien Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing as a result of an avoidance action or otherwise) and notwithstanding any provision of the UCC, any applicable law, any Junior Lien Debt Document or any Senior Lien Debt Document or any other circumstance whatsoever, the Junior Lien Representative, on behalf of itself and each of the other Junior Lien Secured Parties, hereby agrees that (a) any and all Liens on the Shared Collateral securing any and all Senior Lien Obligations now or hereafter held by or on behalf of the Senior Lien Representative or any of the other

Senior Lien Secured Parties or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any and all Liens on the Shared Collateral securing any and all Junior Lien Obligations and (b) any and all Liens on the Shared Collateral securing any and all Junior Lien Obligations now or hereafter held by or on behalf of the Junior Lien Representative or any of the other Junior Lien Secured Parties or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any and all Liens on the Shared Collateral securing any and all Senior Lien Obligations. Any and all Liens on the Shared Collateral securing (x) any and all Senior Lien Obligations shall be and remain senior in all respects and prior to any and all Liens on the Shared Collateral securing any and all Junior Lien Obligations, and any and all Junior Lien Obligations shall be and remain junior and subordinate in all respects to any and all Liens on the Shared Collateral securing any and all Senior Lien Obligations, in each case, for all purposes, whether or not such Liens securing any and all Senior Lien Obligations are subordinated to any Lien securing any other obligation of any Grantor or any other Person or are otherwise subordinated, voided, avoided or invalidated or have lapsed.

SECTION 2.02. Nature of Claims. The Junior Lien Representative, on behalf of itself and each other Junior Lien Secured Party, acknowledges that (a) the terms of the Senior Lien Debt Documents and the Senior Lien Obligations may be amended, restated, supplemented, waived or otherwise modified from time to time, and the Senior Lien Obligations, or a portion thereof, may be Refinanced from time to time, in each case subject to any limitations in Section 5.03(a), and (b) the aggregate amount of the Senior Lien Obligations may be increased, in each case without notice to or consent by the Junior Lien Representative or any other Junior Lien Secured Party and without affecting the provisions hereof. As between the Grantors and the Junior Lien Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Grantors contained in any Junior Lien Debt Document with respect to the incurrence of additional Senior Lien Obligations. The Senior Lien Representative, on behalf of itself and each other Senior Lien Secured Party, acknowledges that (a) a portion of the Junior Lien Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Junior Lien Debt Documents and the Junior Lien Obligations may be amended, restated, supplemented, waived or otherwise modified from time to time, and the Junior Lien Obligations, or a portion thereof, may be Refinanced from time to time, in each case subject to any limitations set forth in Section 5.03(b), and (c) the aggregate amount of the Junior Lien Obligations may be increased, in each case without notice to or consent by the Senior Lien Representative or any other Senior Lien Secured Party and without affecting the provisions hereof. The lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Lien Obligations or the Junior Lien Obligations, or any portion thereof. As between the Grantors and the Senior Lien Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Grantors contained in any Senior Lien Debt Document with respect to the incurrence of additional Junior Lien Obligations.

SECTION 2.03. Prohibition on Contesting Liens. (a) The Junior Lien Representative, for itself and on behalf of each of the other Junior Lien Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Lien Obligations held (or purported to be held) by or on behalf of the Senior Lien Representative or any of the other Senior Lien Secured Parties or any other agent or trustee therefor in any Senior Lien Collateral or the allowability of any claims asserted with respect to any Senior Lien Obligations in any proceeding (including any Insolvency or Liquidation Proceeding) and (b) the Senior Lien Representative, for itself and on behalf of each of the other Senior Lien Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Junior Lien Obligations held (or purported to be held) by or on behalf of the Junior Lien Representative or any of the other Junior Lien Secured Parties or any other agent or trustee therefor in the Junior Lien Collateral or the allowability of any claims (other than as expressly set forth clause (iii) of the last sentence of Section 6.03) asserted with respect to any Junior Lien Obligations in any proceeding (including any Insolvency or Liquidation Proceeding). Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Senior Lien Representative to enforce this Agreement (including the priority of the Liens securing the Senior Lien Obligations as provided in Section 2.01) or any of the Senior Lien Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Lien Obligations has not occurred, (a) none of the Grantors shall, nor shall any Grantor permit any of its Subsidiaries to, grant, permit or suffer to exist any Lien on any of its assets or properties to secure any Junior Lien Obligation unless it has also granted, or concurrently therewith also grants, a Lien on such asset or property of such Grantor to secure the Senior Lien Obligations; (b) none of the Grantors shall, nor shall any Grantor permit any of its Subsidiaries to, grant, permit or suffer to exist any Lien on any of its assets or properties to secure any Senior Lien Obligation unless it has also granted, or concurrently therewith also grants, a Lien on such asset or property of such Grantor to secure the Junior Lien Obligations; (c) if the Junior Lien Representative or any other Junior Lien Secured Party shall hold any Lien on any assets or property of any Grantor securing any Junior Lien Obligations that are not also subject to the Liens securing all Senior Lien Obligations under the Senior Lien Collateral Documents, the Junior Lien Representative or such Junior Lien Secured Party (i) shall notify the Senior Lien Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly also grant a similar Lien on such assets or property to the Senior Lien Representative as security for the Senior Lien Obligations, shall assign such Lien to the Senior Lien Representative as security for all Senior Lien Obligations for the benefit of the Senior Lien Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Lien Representative, shall be deemed to hold and have held such Lien for the benefit of the Senior Lien Representative and the other Senior Lien Secured Parties as security for the Senior Lien Obligations; and (d) if the Senior Lien Representative or any other Senior Lien Secured Party shall hold any Lien on any assets or property of any Grantor securing any Senior Lien Obligations that are not also subject to the Liens securing all Junior Lien Obligations under the Junior Lien Collateral Documents, the Senior Lien Representative or such Senior Lien Secured Party (i) shall notify the Junior Lien Representative promptly upon becoming aware thereof and (ii) until such Grantor shall grant a similar Lien on such assets or property to the Junior Lien Representative as security for the Junior Lien Obligations, shall be deemed to hold and have held such Lien for the benefit of the Junior Lien Representative and the other Junior Lien Secured Parties as security for the Junior Lien Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Senior Lien Representative or any other Senior Lien Secured Party, the Junior Lien Representative agrees, for itself and on behalf of the other Junior Lien Secured Parties, that any amounts received by or distributed to any Junior Lien Secured Party pursuant to or as a result of any Lien granted or existing in contravention of this Section 2.04 shall be subject to Article IV as though such asset were Shared Collateral.

SECTION 2.05. Perfection of Liens. Except for the limited agreements of the Junior Lien Representative pursuant to Section 2.04 and Section 5.05, the Junior Lien Representative shall not be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Senior Lien Representative or any of the other Senior Lien Secured Parties. Except for the limited agreements of the Senior Lien Representative in Section 2.04 and Section 5.05, the Senior Lien Representative shall not be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Lien Representative or any of the other Junior Lien Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lien Secured Parties and the Junior Lien Secured Parties and shall not impose on the Senior Lien Representative, or any of the other Senior Lien Secured Parties, or the Junior Lien Representative, or any of the other Junior Lien Secured Parties, or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Lien Debt Documents or Junior Lien Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure the Junior Lien Obligations consisting of reimbursement obligations in respect of Letters of Credit (as defined in the Junior Lien Debt Agreement) or otherwise held by the Junior Lien Representative pursuant to Section 2.12(c), 2.13, 2.22 or 2.24 of the Junior Lien Debt Agreement (or any equivalent successor provision) shall be applied as specified in the Junior Lien Agreement and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

(a) So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, (i) neither the Junior Lien Representative nor any other Junior Lien Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Lien

Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or other action brought with respect to the Shared Collateral, the exercise of any right by the Senior Lien Representative or any Senior Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Lien Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Senior Lien Representative or any Senior Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Lien Debt Documents, or (z) object to the forbearance by the Senior Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Lien Obligations and (ii) the Senior Lien Representative and the Senior Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of the Junior Lien Representative or any other Junior Lien Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against any Grantor, the Junior Lien Representative may file a claim, proof of claim or statement of interest with respect to the Junior Lien Obligations, (B) the Junior Lien Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Lien Obligations or the rights of the Senior Lien Representative or the other Senior Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) the Junior Lien Representative and the other Junior Lien Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) the Junior Lien Representative may make a claim for adequate protection, to the extent provided in Section 6.03, and the Junior Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Lien Secured Parties or the avoidance of any Junior Priority Lien to the extent not inconsistent with the terms of this Agreement, (E) any Junior Lien Secured Party may vote on any plan of reorganization or plan of liquidation proposed in or in connection with any Insolvency or Liquidation Proceeding in accordance with Section 6.10(b) and (F) from and after the Junior Lien Enforcement Date, the Junior Lien Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) the Senior Lien Representative has not commenced and is not diligently pursuing any enforcement action with respect to a material portion of the Shared Collateral or (2) the Senior Lien Representative is not effectively stayed from enforcing rights and remedies with respect to any portion of the Shared Collateral for any reason, including as a result of the commencement of an Insolvency or Liquidation Proceeding or otherwise. In exercising rights and remedies with respect to the Senior Lien Collateral, the Senior Lien Representative and the other Senior Lien Secured Parties may enforce the provisions of the Senior Lien Debt Documents and exercise remedies in accordance with the terms thereof, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code or any other applicable law of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Lien Obligations has not occurred, except as expressly provided in the proviso to clause (ii) of Section 3.01(a) but subject to Article IV, the Junior Lien Representative, on behalf of itself and each other Junior Lien Secured Party, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Junior Lien Obligations or in connection with any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lien Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Junior Lien Representative and the other Junior Lien Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Lien Obligations pursuant to the Junior Lien Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Lien Obligations has occurred.

(c) The Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, (i) agrees that neither the Junior Lien Representative nor any such Junior Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by the Senior Lien Representative or any Senior Lien Secured Party with respect to the Shared Collateral, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) hereby waives any and all rights it or any such Junior Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Lien Representative or the Senior Lien Secured Parties seek to enforce or collect the Senior Lien Obligations or the Liens granted on any of the Shared Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Lien Representative or any other Senior Lien Secured Party is adverse to the interests of the Junior Lien Secured Parties.

(d) The Junior Lien Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Lien Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Lien Representative or the Senior Lien Secured Parties with respect to the Senior Lien Collateral as set forth in this Agreement and the Senior Lien Debt Documents.

(e) Until the Discharge of Senior Lien Obligations, except as expressly provided in clause (F) of the proviso in clause (ii) of Section 3.01(a), the Senior Lien Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto, in each case in accordance with the terms of the Senior Lien Debt Documents. Following the Discharge of Senior Lien Obligations but subject to Section 6.04, the Junior Lien Representative (or any Person authorized by it) shall have the exclusive right to (x) exercise any right or remedy with respect to the Collateral and (y) to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Lien Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Lien Representative, or for the taking of any other action authorized by the Junior Lien Collateral Documents.

SECTION 3.02. Cooperation. Subject to clause (F) of the proviso in clause (ii) of Section 3.01(a), the Junior Lien Representative, on behalf of itself and each other Junior Lien Secured Party, agrees that, unless and until the Discharge of Senior Lien Obligations has occurred, it will not commence, or join with any Person (other than the Senior Lien Secured Parties and the Senior Lien Representative upon the request of the Senior Lien Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Lien Debt Documents or otherwise in respect of the Junior Lien Obligations.

SECTION 3.03. Actions upon Breach. Should the Junior Lien Representative or any other Junior Lien Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Senior Lien Representative or any other Senior Lien Secured Party (in its or their own name or in the name of any Grantor) may obtain relief against the Junior Lien Representative or such other Junior Lien Secured Party by injunction, specific performance or other appropriate equitable relief. The Junior Lien Representative, on behalf of itself and each other Junior Lien Secured Party, hereby (i) agrees that the Senior Lien Secured Parties’ damages from the actions of the Junior Lien Representative or any other Junior Lien Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that any Grantor or the Senior Lien Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Lien Representative or any other Senior Lien Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. So long as the Discharge of Senior Lien Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies or in connection with any Insolvency or Liquidation Proceeding shall be applied by the Senior Lien Representative to the Senior Lien Obligations in such order as specified in the Senior Lien Debt Documents until the Discharge of Senior Lien Obligations has occurred. Upon the Discharge of Senior Lien Obligations, the Senior Lien Representative shall deliver promptly to the Junior Lien Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Lien Representative to the Junior Lien Obligations in such order as specified in the relevant Junior Lien Debt Documents.

SECTION 4.02. Payments Over. So long as the Discharge of Senior Lien Obligations has not occurred, any Shared Collateral or Proceeds thereof received by the Junior Lien Representative or any other Junior Lien Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral or in connection with any Insolvency or Liquidation Proceeding (including any distributions received by the Junior Lien Representative or any other Junior Lien Secured Party on account of its secured claims pursuant to any plan of reorganization or plan of liquidation) shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Lien Representative for the benefit of the Senior Lien Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Senior Lien Representative is hereby authorized to make any such endorsements as agent for the Junior Lien Representative or any such other Junior Lien Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) The Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (i) in connection with the exercise of remedies in respect of Collateral by the Senior Lien Representative or (ii) if not in connection with the exercise of remedies in respect of Collateral by the Senior

Lien Representative, so long as such sale, transfer or other disposition is permitted by the terms of the Junior Lien Debt Documents and the Senior Lien Debt Documents and, in the case of each of the foregoing clauses (i) and (ii), the Liens granted to the Junior Lien Representative and the Junior Lien Secured Parties upon such Shared Collateral (but not on the Proceeds thereof that were not applied to the payment of Senior Lien Obligations) to secure Junior Lien Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Lien Obligations. Upon delivery to the Junior Lien Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Lien Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Lien Secured Parties and the Junior Lien Representative) and any necessary or proper instruments of termination or release prepared by any Grantor, such Junior Lien Representative will promptly execute, deliver or acknowledge, at such Grantor’s sole cost and expense and without any representation or warranty, such instruments to evidence such termination and release of the Liens.

(b) The Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, hereby irrevocably constitutes and appoints the Senior Lien Representative and any officer or agent of the Senior Lien Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Lien Representative or such Junior Lien Secured Party or in the Senior Lien Representative’s own name, from time to time in the Senior Lien Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Notwithstanding anything to the contrary in any Junior Lien Collateral Document, in the event the terms of a Senior Lien Collateral Document and a Junior Lien Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Senior Lien Representative and the Junior Lien Representative or Junior Lien Secured Party, such Grantor may, until the applicable Discharge of Senior Lien Obligations has occurred, comply with such requirement under the applicable Junior Lien Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Lien Representative.

SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Lien Obligations has occurred, the Senior Lien Representative and the Senior Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lien Debt Documents (including Section 2.13 of the Senior Lien Debt Agreement), (a) to be named as additional insured, loss payee and lender loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Lien Obligations has occurred but subject to the rights of the Grantors under the Senior Lien Debt Documents (including Section 2.13 of the Senior Lien Debt Agreement), all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Lien Obligations, to the Senior Lien Representative for the benefit of

Senior Lien Secured Parties pursuant to the terms of the Senior Lien Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Lien Obligations, to the Junior Lien Representative for the benefit of the Junior Lien Secured Parties pursuant to the terms of the applicable Junior Lien Debt Documents and (iii) third, if no Junior Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Junior Lien Representative or any Junior Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Lien Representative in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to Debt Documents.

(a) The Senior Lien Debt Documents may be amended, restated, supplemented, waived or otherwise modified in accordance with their terms, and the Indebtedness under the Senior Lien Debt Documents may be Refinanced, in each case, without the consent of any Junior Lien Secured Party; provided that no such amendment, restatement, supplement, modification, waiver or Refinancing shall, without the consent of the Junior Lien Representative (or, in the case of clause (v) of this proviso, the written consent of the requisite number of Junior Lien Secured Parties set forth therein), (i) prohibit the payment of principal or interest or premium or fees or expenses under the Junior Lien Debt Documents when due, (ii) add or make more restrictive on any Grantor any event of default or any covenant with respect to the Senior Lien Obligations or make any change to any event of default or any covenant which would have the effect of making such event of default or covenant materially more restrictive on the Grantors (taken as a whole) unless a corresponding amendment to any comparable provision of the Junior Lien Debt Documents is offered to the Junior Lien Secured Parties, (iii) add, amend, restate, supplement or otherwise modify (in an adverse way) any restrictions on any Grantor’s ability to make any voluntary or mandatory payment under any Junior Lien Debt Document, (iv) increase the interest rate margin applicable to the Senior Lien Obligations by more than 5.00% per annum, excluding (A) the accrual of interest during the continuance of a default or an event of default, or amounts owed under the Senior Lien Debt Agreement as a result of the imposition of the “default” interest as more further provided in Section 2.07 of the Senior Lien Debt Agreement (as in effect on the date hereof) or payable under any corresponding provision applicable to any Refinancing of the Senior Lien Debt Agreement not in excess of such rate, and (B) for the avoidance of doubt, (x) any increase in the underlying reference rate and/or (y) any amendment, waiver or consent related to fees payable in the event of an amendment, waiver or consent and any arrangement, commitment and upfront fees and original issue discount, or (v) extend the stated maturity date of the Senior Lien Obligations as in effect on the date hereof (A) by more than 120 days but to no later than March 31, 2021, unless consented to in writing by lenders under the Junior Lien Debt Agreement holding not less than 66-2/3% of outstanding Loans (as defined in the Junior Lien Debt Agreement) and unfunded Revolving Credit Commitments (as defined in the Junior Lien Debt Agreement) in the aggregate or (B) to a date later than March 31, 2021, unless consented to in writing by lenders under the Junior Lien Debt Agreement holding not less than a majority of outstanding Term Loans (as defined in the Junior Lien Debt Agreement) and lenders under the Junior Lien Debt Agreement holding not less than a majority of Revolving Credit Commitments (as defined in the Junior Lien Debt Agreement) then in-effect.

(b) The Junior Lien Debt Documents may be amended, restated, supplemented, waived or otherwise modified in accordance with their terms, and the Indebtedness under the Junior Lien Debt Documents may be Refinanced, in each case, without the consent of any Senior Lien Secured Party; provided that no such amendment, restatement, supplement, modification, waiver or Refinancing shall, without the consent of the Senior Lien Representative: (i) prohibit the payment of principal or interest or premium or make-whole payment or fees or expenses under the Senior Lien Debt Documents when due; (ii) add or make more restrictive on any Grantor any event of default or any covenant with respect to the Junior Lien Obligations or make any change to any event of default or any covenant which would have the effect of making such event of default or covenant materially more restrictive on the Grantors (taken as a whole) unless a corresponding amendment to any comparable provision of the Senior Lien Debt Documents is offered to the Senior Lien Secured Parties; (iii) change the scheduled maturity of the Junior Lien Debt Agreement to a date that is earlier than the scheduled maturity of the Junior Lien Debt Agreement as in effect on the date hereof; (iv) add, amend, restate, supplement or otherwise modify (in an adverse way) any restrictions on any Grantor’s ability to make any voluntary or mandatory payment under any Senior Lien Debt

Document; or (v) amend, restate, supplement, waive or otherwise modify Section 2.13(h) of the Junior Lien Debt Agreement.

(c) In the event that the Senior Lien Representative or the other Senior Lien Secured Parties enter into any amendment, restatement, supplement, modification, waiver or consent in respect of any of the Senior Lien Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Lien Collateral Document or changing in any manner the rights of the Senior Lien Representative, the Senior Lien Secured Parties or any Grantor thereunder (including the release of any Liens in Senior Lien Collateral) in a manner that is applicable to the Senior Lien Obligations, then such amendment, restatement, supplement, modification, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Lien Collateral Document without the consent of the Junior Lien Representative or any Junior Lien Secured Party and without any action by the Junior Lien Representative or any other Junior Lien Secured Party or any Grantor; provided, however, that no such amendment, restatement, supplement, modification, waiver or consent shall (i) remove assets subject to the Lien of any Junior Lien Collateral Document except as provided for in Section 5.01(a) or (ii) impose duties that are adverse to the Junior Lien Representative without its prior written consent. The Grantors shall provide written notice of such amendment, restatement, supplement, modification, waiver or consent to the Junior Lien Representative within 5 Business Days after the effectiveness of such amendment, restatement, supplement, modification, waiver or consent (although the failure to give any such notice shall in no way affect the effectiveness of such amendment, restatement, supplement, modification, waiver or consent or the effect or operation of this Section 5.03(c)).

(d) The Grantors agree to deliver to each of the Senior Lien Representative and the Junior Lien Representative copies of (i) any amendments, restatements, supplements, waivers or other modifications to the Senior Lien Debt Documents or the Junior Lien Debt Documents and (ii) any new Senior Lien Debt Documents or Junior Lien Debt Documents promptly after effectiveness thereof.

SECTION 5.04. Rights as Unsecured Creditors. The Junior Lien Representative and the Junior Lien Secured Parties may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Junior Lien Debt Documents and applicable law so long as such rights and remedies do not violate, or are not otherwise inconsistent with, any express provision of this Agreement. Subject to Section 4.02 and Section 6.03, nothing in this Agreement shall prohibit the receipt by the Junior Lien Representative or any other Junior Lien Secured Party of the required payments of principal, premium, make-whole payment, interest (including paid in-kind interest), fees and other amounts due under the Junior Lien Debt Documents so long as such receipt is not the direct or indirect result of the exercise by the Junior Lien Representative or any other Junior Lien Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event the Junior Lien Representative or any other Junior Lien Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its

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rights as an unsecured creditor in respect of Junior Lien Obligations, such judgment lien shall be subordinated to the Liens securing Senior Lien Obligations on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to such Liens securing Senior Lien Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Lien Representative or the Senior Lien Secured Parties may have with respect to the Senior Lien Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection.

(a) Each of the Senior Lien Representative (for and on behalf of itself and the other Senior Lien Secured Parties) and the Junior Lien Representative (for and on behalf of itself and the other Junior Lien Secured Parties) acknowledges and agrees that if it shall at any time hold a Lien securing, in the case of the Senior Lien Representative, any Senior Lien Obligations, and, in the case of the Junior Lien Representative, any Junior Lien Obligations, in each case, on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the Senior Lien Representative or the Junior Lien Representative, as applicable, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or with respect to any Shared Collateral subject to any other arrangement set forth in Section 5.01(d), each of the Senior Lien Representative and the Junior Lien Representative, as applicable, shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, for the benefit of and on behalf of, and as sub-agent and gratuitous bailee for, in the case of the Senior Lien Representative holding Pledged or Controlled Collateral, the Junior Lien Representative, and, in the case of the Junior Lien Representative holding Pledged or Controlled Collateral, the Senior Lien Representative (the foregoing being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(5) and 9-313(h) of the UCC), in each case solely for the purpose of perfecting the Liens granted under the Junior Lien Collateral Documents or the Senior Lien Collateral Documents, as applicable, and, in each case, subject to the terms and conditions of this Section 5.05.

(b) In the event that either the Senior Lien Representative or the Junior Lien Representative (or any of their respective agents or bailees) has Lien filings against Intellectual Property and/or real property interests that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, each of the Senior Lien Representative and the Junior Lien Representative agrees to hold such Liens as sub-agent and gratuitous bailee for, in the case of such Liens held by the Senior Lien Representative, the Junior Lien Representative and any assignee thereof, and, in the case of such Liens held by the Junior Lien Representative, the Senior Lien Representative and any assignee thereof, in each case, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Junior Lien Collateral Documents or the Senior Lien Collateral Documents, as applicable, subject to the terms and conditions of this Section 5.05.

(c) Except as otherwise specifically provided herein, until the Discharge of Senior Lien Obligations has occurred, the Senior Lien Representative and the other Senior Lien Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Lien Debt Documents as if the Liens under the Junior Lien Collateral Documents did not exist. The rights of the Junior Lien Representative and the other Junior Lien Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

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(d) None of the Senior Lien Representative, the other Senior Lien Secured Parties, the Junior Lien Representative or the other Junior Lien Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Lien Representative and the Junior Lien Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the Junior Lien Representative or the Senior Lien Representative, as applicable, for purposes of perfecting the Lien held by the Junior Lien Representative or the Senior Lien Representative, as applicable.

(e) The Senior Lien Representative shall not have by reason of the Junior Lien Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Junior Lien Representative or any other Junior Lien Secured Party, and the Junior Lien Representative, for itself and on behalf of each other Junior Lien Secured Party, hereby waives and releases the Senior Lien Representative from all claims and liabilities arising pursuant to the Senior Lien Representative role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral. The Junior Lien Representative shall not have by reason of the Senior Lien Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Senior Lien Representative or any other Senior Lien Secured Party, and the Senior Lien Representative, for itself and on behalf of each other Senior Lien Secured Party, hereby waives and releases the Junior Lien Representative from all claims and liabilities arising pursuant to the Junior Lien Representative role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f) Upon the Discharge of Senior Lien Obligations, the Senior Lien Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Junior Lien Representative, to the extent that it is legally permitted to do so and as the Grantors or the Junior Lien Representative may direct, all Shared Collateral, including all Proceeds thereof, held or controlled by the Senior Lien Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign to the Junior Lien Representative, to the extent that it is legally permitted to do so and as the Grantors or the Junior Lien Representative may direct, its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (B) if not legally permitted or no direction is given and if prior to discharge of the Junior Lien Obligations, deliver such Shared Collateral and assign its rights in respect thereof as a court of competent jurisdiction may otherwise direct or (C) if the Junior Lien Obligations have been discharged, deliver such Shared Collateral to the Grantors and terminate its rights therein as directed by the Grantors; (ii) notify any applicable insurance carrier that it is no longer entitled to be an additional lender loss payee or additional loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier; and (iii) notify any Governmental Authority involved in any condemnation or similar proceeding involving any Grantor that the Junior Lien Representative is entitled to approve any awards granted in such proceeding. Each Grantor shall take such further action as is required to effectuate the transfer contemplated hereby. The Senior Lien Representative has no obligation to follow instructions from the Junior Lien Representative or any other Junior Lien Secured Party in contravention of this Agreement.

(g) None of the Senior Lien Representative nor any of the other Senior Lien Secured Parties shall be required to marshal any present or future collateral security for any obligations of any Grantor to the Senior Lien Representative or any other Senior Lien Secured Party or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Senior Lien Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Lien Obligations has occurred, any Grantor consummates any Refinancing or incurs any Senior Lien Obligations permitted under the Junior Lien Debt Documents (other than in respect of the payment of indemnities surviving the Discharge of Senior Lien Obligations), then such Discharge of Senior Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lien Obligations) and the applicable agreement governing such Senior Lien Obligations shall automatically be treated as a Senior Lien Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Lien Obligations shall be the Senior Lien Representative for all purposes of this Agreement; provided that the new Senior Lien Representative shall have become a party to this Agreement pursuant to Section 8.09. Upon receipt of notice of such incurrence (including the identity of the new Senior Lien Representative), the Junior Lien Representative shall promptly (a) enter into such documents and agreements (at the expense of the Grantors), including amendments, restatements, supplements or other modifications to this Agreement, as the Grantors or such new Senior Lien Representative shall reasonably request in writing in order to provide the new Senior Lien Representative the rights of the Senior Lien Representative contemplated hereby and (b) deliver to such new Senior Lien Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by such Junior Lien Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign to such new Senior Lien Representative, to the extent that it is legally permitted to do so, its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral.

SECTION 5.07. Purchase Right.

(a) Without prejudice to the enforcement of the rights and remedies of the Senior Lien Secured Parties, the Senior Lien Secured Parties agree that at any time from and after (i) the Junior Lien Enforcement Date, (ii) the acceleration of the Senior Lien Obligations in accordance with the terms of the Senior Lien Debt Agreement or

(iii) the commencement of an Insolvency or Liquidation Proceeding (each, a “Junior Lien Purchase Event”), and so long as such Junior Lien Purchase Event has occurred and is continuing, one or more of the Junior Lien Secured Parties may request, and the Senior Lien Secured Parties hereby offer the Junior Lien Secured Parties the option, to purchase all (but not less than all) of the aggregate principal amount of outstanding Senior Lien Obligations at par, plus any premium that would be applicable upon prepayment of the Senior Lien Obligations, and all accrued and unpaid interest and fees, in each case, calculated as of the Junior Lien Purchase Date (as defined below) in accordance with Section 5.07(c) (such purchase option, the “Junior Lien Purchase Option” and the amount of consideration payable in respect thereof, the “Junior Lien Purchase Price”); provided, that, such Junior Lien Purchase Option shall expire unless one or more Junior Lien Secured Parties elect to exercise such Junior Lien Purchase Option and commit to consummate purchase contemplated thereby (such committing Junior Lien Secured Parties, the “Junior Lien Purchasers”) by delivering a written notice (a “Junior Lien Purchase Notice”) to the Senior Lien Representative (with a copy to the Borrower) within 60 calendar days of the occurrence of such Junior Lien Purchase Event, which Junior Lien Purchase Notice shall (A) state that it is an irrevocable Junior Lien Purchase Notice delivered pursuant to Section 5.07 of this Agreement and be signed by the Junior Lien Purchasers and (B) indicate the percentage of the Senior Lien Obligations to be purchased by each Junior

Lien Purchaser (which aggregate commitments must add up to 100% of the outstanding Senior Lien Obligations, including any premium (including the Exit Payment) that would be applicable upon prepayment of the Senior Lien Obligations, and accrued and unpaid interest and fees, in each case, calculated in accordance with Section 5.07(c)).

(b) If the Junior Lien Purchase Option is exercised, the Junior Lien Purchasers shall endeavor to close such purchase promptly but, in any event, within then 10 Business Days after delivery of the Junior Lien Purchase Notice in accordance with Section 5.07(a) (the effective date of such purchase and sale, the “Junior Lien Purchase Date”). The Junior Lien Purchase Option shall be exercised pursuant to documentation mutually acceptable to each of the Senior Lien Representative and the Junior Lien Representative. If such Junior Lien Purchase Event is no longer continuing and none of the Junior Lien Secured Parties exercise the Junior Lien Purchase Option, the Senior Lien Secured Parties shall have no further obligations pursuant to this Section 3.05 for such Junior Lien Purchase Event. The Senior Lien Secured Parties may take any actions in their sole discretion in accordance with the Senior Lien Debt Documents and this Agreement, notwithstanding the delivery of a Junior Lien Purchase Notice and until the consummation of such purchase. In the event of any dispute among Junior Lien Secured Parties in respect of such Junior Lien Purchase Event or the allocation of the Senior Lien Obligations among the Junior Lien Secured Parties upon consummation thereof, the Senior Lien Secured Parties shall not be obligated to act pursuant to this Section 3.05 unless provided an instruction by the Junior Lien Representative and the Senior Lien Representative, and each Senior Lien Secured Party shall be deemed to have performed its obligations pursuant to this Section 3.05 if it acts in accordance with such instruction.

(c) On the Junior Lien Purchase Date, the Junior Lien Purchasers shall, pursuant to documentation in form and substance reasonably satisfactory to the Senior Lien Representative and the Junior Lien Representative, (i) pay to the Senior Lien Secured Parties as the full amount of the Junior Lien Purchase Price, in cash, (ii) provide to the Senior Lien Representative and the other Senior Lien Secured Parties arrangements reasonably satisfactory to the Senior Lien Representative ensuring reimbursement for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any checks or other payments provisionally credited to the Senior Lien Obligations, and/or as to which the Senior Lien Representative or any other Senior Lien Secured Party has not yet received final payment and (iii) agree to reimburse the Senior Lien Representative and the Senior Lien Secured Parties in respect of indemnification obligations of the Grantors under the Senior Lien Debt Documents. Such Junior Lien Purchase Price shall be remitted by wire transfer to such bank account of the Senior Lien Representative for the ratable account of the Senior Lien Secured Parties, as the Senior Lien Representative may designate in writing to the Junior Lien Representative for such purpose. The portion of the Junior Lien Purchase Price constituting accrued and unpaid interest shall be calculated to (x) but excluding the Junior Lien Purchase Date, if the amounts so paid by the Junior Lien Purchasers to the bank account designated by the Senior Lien Representative are received in such bank account prior to 12:00 p.m. New York City time and (y) and including the Junior Lien Purchase Date, if the amounts so paid by the Junior Lien Purchasers to the bank account designated by the Senior Lien Representative are received in such bank account later than 12:00 p.m. New York City time on such Business Day.

(d) Such purchase shall be expressly made without recourse, representation or warranty of any kind by the Senior Lien Representative or any other Senior Lien Secured Party as to the Senior Lien Obligations owed to such person or otherwise, except such representations and warranties as are required to be made pursuant to the Assignment and Acceptance (as such term is defined in the Senior Line Debt Agreement), which shall include: (i) the amount of the Senior Lien Obligations being sold by the applicable Senior Lien Secured Party, (ii) that such Senior Lien Secured Party has not created any Lien on any Senior Lien Obligation being sold by it that is not removed upon the sale and (iii) that such Senior Lien Secured Party has the right to assign Senior Lien Obligations being assigned by it and its assignment is duly authorized.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing and Sale Issues. Until the Discharge of Senior Lien Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Lien Representative or any other Senior Lien Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other Collateral under Section 363 of the Bankruptcy Code or any other provision of any other Bankruptcy Law, or to consent (or not object) to any Grantor’s obtaining financing under Section 364 of the Bankruptcy Code or any other provision of any other Bankruptcy Law (“DIP Financing”), then the Junior Lien Representative, for itself and on behalf of each other Junior Lien Secured Party, agrees that (a) it will raise no objection to and will not otherwise contest directly or indirectly any such sale, use or lease of such cash or other collateral or DIP Financing if it complies with the DIP Financing Conditions below, including any proposed orders for such collateral use and/or DIP Financing which are acceptable to the Senior Lien Representative, unless the Senior Lien Representative or any other Senior Lien Secured Party shall oppose or object to such sale, use or lease of cash or other collateral and/or such DIP Financing (in which case neither the Junior Lien Representative nor any other Junior Lien Secured Party shall seek any relief in connection with any of the foregoing that is inconsistent with the relief being sought by the Senior Lien Secured Parties); provided that (a) (i) the aggregate principal amount of such DIP Financing, together with the Senior Lien Obligations representing principal outstanding under the Senior Lien Debt Documents (or otherwise refinanced with or “rolled up” by the DIP Financing), does not exceed the DIP Consent Limit, (ii) such DIP Financing or cash collateral order (A) does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in such DIP Financing documentation or a the DIP Financing order or (B) does not require the sale or other liquidation of a material portion of the Shared Collateral prior to a default under such DIP Financing documentation or cash collateral order (but may include sale or plan milestones providing for the sale or reorganization of each Grantor’s business as a going concern that are intended to cause the applicable Grantor to consummate such sale or reorganization as soon as practicable after the commencement of the Insolvency or Liquidation Proceeding); provided that the foregoing shall not limit the ability of the terms of such DIP Financing or cash collateral order to require that it will be an event of default if a plan of reorganization or plan of liquidation is filed that does not provide for the Discharge of Senior Lien Obligations by no later than the effective date thereof, and (iii) the Liens securing such DIP Financing shall be senior to or pari passu with the Liens of the Senior Lien Representative on the Shared Collateral securing the then outstanding Senior Lien Obligations (collectively, the “DIP Financing Conditions”); (b) except to the extent permitted by Section 6.03, it will not request adequate protection or any other relief in connection therewith or otherwise in such Insolvency or Liquidation Proceeding; (c) to the extent the Liens securing any Senior Lien Obligations are subordinated or pari passu with such DIP Financing or the Senior Lien Obligations are “rolled-up” (or are deemed to have been “rolled up”) into such DIP Financing, it will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Lien Obligations are so subordinated to Liens securing Senior Lien Obligations under this Agreement, (y) any adequate protection Liens granted to the Senior Lien Secured Parties, and (z) to any “carve-out” for professional fees and costs, United States Trustee fees and costs and other customary fees and costs agreed to by the Senior Lien Representative; (d) it will raise no objection to and will not otherwise contest directly or indirectly any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lien Obligations made by the Senior Lien Representative or any other Senior Lien Secured Party; (e) it will raise no objection to and will not otherwise contest directly or indirectly any exercise by any Senior Lien Secured Party of the right to credit bid Senior Lien Obligations at any sale or other disposition of Senior Lien Collateral under Section 363(k), Section 1129 or any other applicable provision of the Bankruptcy Code (or any other Bankruptcy Law or other applicable law); provided that the Junior Lien Representative and the other Junior Lien Secured Parties shall not be deemed to have waived any right to bid in connection with such sale or other disposition, and shall not be deemed to have waived their rights to credit bid on the Collateral in any such sale or other disposition in accordance with Section 363(k), Section 1129 or any other applicable provision of the Bankruptcy Code (or other Bankruptcy Law), in each case so long as the proceeds of such bid are sufficient for, and applied to, the Discharge of Senior Lien Obligations in their entirety in accordance with the terms of the Senior Lien Debt Documents concurrently with the consummation of such bid or credit bid; (f) it will raise no objection to and will not otherwise contest directly or indirectly any other request for judicial relief made in any court by any Senior Lien Secured Party relating to the lawful enforcement of any Lien on Senior Lien Collateral; (g) it will raise no objection to and will not otherwise contest directly or indirectly, will not seek consultation or consent rights in connection with, and will be deemed to have consented to such relief under Section 363(f) of the Bankruptcy Code or other provision of any other Bankruptcy Law, any order relating to a sale or other disposition of assets of any Grantor to which the Senior Lien Representative has consented or not objected (including, without limitation, orders to retain professionals or establish bid and other sale procedures in connection with such sale or other disposition) that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Lien Obligations rank to the Liens on the Shared Collateral securing the Junior Lien Obligations pursuant to this Agreement; provided that the net cash proceeds of any such sale or other disposition are applied to the permanent reduction of the Senior Lien Obligations in accordance with Section 4.01; provided, further, that the Junior Lien Representative may raise any objections to any such sale or other disposition that could be raised by any unsecured creditor of any Grantor; provided that such objections are not based on its status as a secured creditor and are not otherwise inconsistent with this Agreement; and (h) it will not propose or provide any post-petition financing to any Grantor unless no Senior Lien Secured Parties have proposed or are providing any post-petition financing to a Grantor; provided that to the extent no Senior Lien Secured Parties have proposed or are providing post-petition financing to a Grantor and any Junior Lien Secured Party proposes post-petition financing, such post-petition financing proposed or provided by such Junior Lien Secured Party shall not be secured by Liens on Shared Collateral with a priority that is equal or senior in priority to the Liens securing any Senior Lien Obligations. The Junior Lien Representative, for itself and on behalf of each other Junior Lien Secured Party, agrees that notice received two (2) Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Lien Obligations has occurred, the Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Senior Lien Representative.

SECTION 6.03. Adequate Protection. The Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by the Senior Lien Representative or any Senior Lien Secured Parties for adequate protection, (b) any objection by the Senior Lien Representative or any Senior Lien Secured Parties to any motion, relief, action or proceeding based on the Senior Lien Representative’s or Senior Lien Secured Party’s claiming a lack of adequate protection or (c) the payment of interest (including post-petition interest), fees, expenses or other amounts of or to the Senior Lien Representative or any other Senior Lien Secured Party (or any of their advisors, as applicable) under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Without limiting the generality of the foregoing, in any Insolvency or

Liquidation Proceeding, (i) if the Senior Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which (A) Lien is subordinated to the Liens securing all Senior Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the Liens securing Senior Lien Obligations under this Agreement and (B) superpriority claim is subordinated to all superpriority claims of the Senior Lien Secured Parties on the same basis as the other claims of the Junior Lien Secured Parties are so subordinated to the claims of the Senior Lien Secured Parties under this Agreement, (ii) in the event the Junior Lien Representative, for itself and on behalf of the Junior Lien Secured Parties, seeks or requests adequate protection in the form of additional or replacement collateral and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement), then the Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, agree that the Senior Lien Representative shall also be granted a Senior Priority Lien on such additional or replacement collateral as security for the Senior Lien Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Junior Lien Obligations shall be subordinated to the Liens on such collateral securing the Senior Lien Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to such Liens securing Senior Lien Obligations under this Agreement (and, to the extent the Senior Lien Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Lien Secured Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Junior Lien Secured Parties shall be subject to Article IV), and (iii) in the event the Senior Lien Representative, for itself and on behalf of the Senior Lien Secured Parties, seeks or requests adequate protection in the form of a superpriority claim (including in the form of payment of principal, interest, post-petition interest, fees, expenses or other amounts) and such adequate protection is granted, then the Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, may also request adequate protection in the form of a superpriority claim (including with respect to the payment of principal, interest, post-petition interest, fees, expenses or other amounts, as applicable), which superpriority claim shall be junior to the superpriority claim of the Senior Lien Secured Parties; provided that any Senior Lien Secured Party may object thereto. No Junior Lien Secured Party shall be entitled to request or receive adequate protection except to the extent expressly set forth in this Section 6.03.

SECTION 6.04. Preference Issues. If any Senior Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of any Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (any such amount, a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Lien Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. The Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Lien Collateral Documents and the Junior Lien Collateral Documents

constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Lien Obligations are fundamentally different from the Senior Lien Obligations and must be separately classified in any plan of reorganization or plan of liquidation proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Lien Secured Parties and the Junior Lien Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then the Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Secured Parties), the Senior Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, expenses and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable under Section 506(b) of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law) or otherwise in such Insolvency or Liquidation Proceeding) before any distribution from the Shared Collateral is made in respect of the Junior Lien Obligations, and the Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, hereby acknowledges and agrees to turn over to the Senior Lien Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Secured Parties).

SECTION 6.06. No Waivers of Rights of Senior Lien Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Senior Lien Representative or any other Senior Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Lien Secured Party, including the seeking by any Junior Lien Secured Party of adequate protection or the assertion by any Junior Lien Secured Party of any of its rights and remedies under the Junior Lien Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and Proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that the Junior Lien Representative or any Junior Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, then,

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except as otherwise permitted herein, the Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party agrees not to assert any such rights without the prior written consent of the Senior Lien Representative; provided that if requested by the Senior Lien Representative, such Junior Lien Representative shall timely exercise such rights in the manner requested by the Senior Lien Representative, including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Lien Obligations has occurred, the Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Lien Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities; Voting.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or plan of liquidation proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding, on account of both the Senior Lien Obligations and the Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Senior Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) No Junior Lien Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or plan of liquidation that does not provide for the payment in full in cash of the Senior Lien Obligations on the effective date thereof, or that treats the Senior Lien Secured Parties or the Senior Lien Obligations in a manner that is inconsistent with the terms of this Agreement, in each case, other than to the extent any such plan is proposed or supported by the number of Senior Lien Secured Parties required under Section 1126(d) of the Bankruptcy Code.

ARTICLE VII

Reliance; Etc.

SECTION 7.01. Reliance. All loans and other extensions of credit made or deemed made prior to, on and after the date hereof by the Senior Lien Secured Parties to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, acknowledges that it and such Junior Lien Secured Parties have, independently and without reliance on the Senior Lien Representative or other Senior Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Lien Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Lien Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. The Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, acknowledges and agrees that neither the Senior Lien Representative nor any other Senior Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Lien Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lien Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Lien Representative and the Junior Lien Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Lien Representative nor any other Senior Lien Secured Party shall have any duty to the Junior Lien Representative or any Junior Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with any Grantor (including the Junior Lien Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Lien Representative, the Senior Lien Secured Parties, the Junior Lien Representative and the Junior Lien Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Lien Obligations, the Junior Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Lien Representative, the Senior Lien Secured Parties, the Junior Lien Representative and the Junior Lien Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Lien Debt Document or any Junior Lien Debt Document, and notwithstanding the date, time, manner or order of filing or recordation of any document or instrument relating to the Senior Priority Liens or the Junior Priority Liens, or grant, attachment or perfection of any Senior Priority Liens or any Junior Priority Liens, and whether or not such Senior Priority Liens or Junior Priority Liens are subordinated to any other Liens or are otherwise subordinated, voided or invalidated or have lapsed;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lien Obligations or Junior Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Lien Debt Agreement or any other Senior Lien Debt Document or of the terms of the Junior Lien Debt Agreement or any other Junior Lien Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lien Obligations or Junior Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) any Grantor in respect of the Senior Lien Obligations (other than the Discharge of Senior Lien Obligations subject to Section 5.06 and 6.04 hereof) or (ii) the Junior Lien Representative or Junior Lien Secured Party in respect of this Agreement.

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ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lien Debt Document or any Junior Lien Debt Document, the provisions of this Agreement shall govern.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Lien Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Lien Secured Parties may continue, at any time and without notice to the Junior Lien Representative or any Junior Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting Senior Lien Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, restatement, supplement, modification or waiver which by the terms of this Agreement requires any Grantor’s consent or which increases the obligations or reduces the rights of, or otherwise materially adversely affects, any Grantor, shall require the consent of such Grantor. Any such amendment, restatement, supplement, modification or waiver shall be in writing and shall be binding upon the Senior Lien Secured Parties and the Junior Lien Secured Parties and their respective permitted successors and permitted assigns.

SECTION 8.04. Information Concerning Financial Condition of the Grantors and Their Respective Subsidiaries. The Senior Lien Representative, the Senior Lien Secured Parties, the Junior Lien Representative and the Junior Lien Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their respective Subsidiaries and all endorsers or guarantors of the Senior Lien Obligations or the Junior Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Lien Obligations or the Junior Lien Obligations. The Senior Lien Representative, the Senior Lien Secured Parties, the Junior Lien Representative and the Junior

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Lien Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Senior Lien Representative, any Senior Lien Secured Party, the Junior Lien Representative or any Junior Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Lien Representative, the Senior Lien Secured Parties, the Junior Lien Representative and the Junior Lien Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. The Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lien Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lien Obligations as the Senior Lien Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lien Debt Documents. Except as otherwise provided herein, the Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, assents to any such extension or postponement of the time of payment of the Senior Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. Each Grantor agrees that, if any Subsidiary shall become an obligor after the date hereof with respect to any Junior Lien Obligations, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such Representative, such Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the borough of Manhattan, the courts of the United States District Court of the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees not to commence or support any such action or proceeding in any other jurisdiction;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.10;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.09 any special, exemplary, punitive or consequential damages.

SECTION 8.10. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

if to any Grantor, to such Grantor, at its address at:

American Addiction Centers, Inc.

200 Powell Place

Brentwood, Tennessee 37027

Attn: Christopher Chi, General Counsel & Corporate Secretary

Phone: 615-732-1628

Email: cchi@contactaac.com

if to the Senior Lien Representative, to it at:

CREDIT SUISSE AG, AGENCY MANAGER, ELEVEN MADISON AVENUE, 9TH FLOOR, NEW YORK, NY 10010, FAX NO. 212-322-2291, EMAIL: AGENCY.LOANOPS@CREDIT-SUISSE.COM

if to the Junior Lien Representative, to it at:

CREDIT SUISSE AG, AGENCY MANAGER, ELEVEN MADISON AVENUE, 9TH FLOOR, NEW YORK, NY 10010, FAX NO. 212-322-2291, EMAIL: AGENCY.LOANOPS@CREDIT-SUISSE.COM

Unless otherwise specifically provided herein, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.10 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.10. Notices and other communications may also be delivered by email to the email address of a representative of the applicable Person provided from time to time by such Person.

SECTION 8.11. Further Assurances. The Senior Lien Representative, on behalf of itself and each Senior Lien Secured Party, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Junior Lien Representative may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement. The Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Senior Lien Representative may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.12. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.13. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Lien Representative, the Senior Lien Secured Parties, the Junior Lien Representative, the Junior Lien Secured Parties, the Grantors party hereto and their respective permitted successors and permitted assigns.

SECTION 8.14. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.15. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.16. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 8.17. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Lien Representative, the Senior Lien Secured Parties, the Junior Lien Representative and the Junior Lien Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Senior Lien Obligations and the Junior Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 8.18. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.19. Collateral Agent and Representative. It is understood and agreed that (a) the Senior Lien Representative is entering into this Agreement in its capacity as administrative agent and collateral agent under the Senior Lien Debt Agreement and the provisions of Article VIII and Article IX of the Senior Lien Debt Agreement applicable to the Senior Lien Representative and the other agents thereunder, and any other indemnifications, waivers, or disclaimers for the benefit of the Senior Lien Representative and the other agents contained therein, shall also apply to the Senior Lien Representative hereunder and (b) the Junior Lien Representative is entering into this Agreement in its capacity as administrative agent and collateral agent under the Junior Lien Debt Agreement and the provisions of Article VIII and Article IX of the Junior Lien Debt Agreement applicable to the Junior Lien Representative and the other agents thereunder, and any other indemnifications, waivers, or disclaimers for the benefit of the Junior Lien Representative and the other agents contained therein, shall also apply to the Junior Lien Representative hereunder.

SECTION 8.20. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Remainder of page intentionally left blank]

28

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Senior Lien Representative

By:	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By:	/s/ Bryan J. Matthews
Name: Bryan J. Matthews
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Junior Lien Representative

By:	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By:	/s/ Bryan J. Matthews
Name: Bryan J. Matthews
Title: Authorized Signatory

[Signature Page to Intercreditor Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the day and year first above written.

AAC HOLDINGS, INC., as the Borrower

By:	/s/ Andrew McWilliams
Name: Andrew McWilliams
Title: Chief Financial Officer

AMERICAN ADDICTION CENTERS, INC.

By:	/s/ Andrew McWilliams
Name: Andrew McWilliams
Title: Chief Financial Officer

FORTERUS HEALTH CARE SERVICES, INC. SAN DIEGO ADDICTION TREATMENT CENTER, INC.

By:	/s/ Andrew McWilliams
Name: Andrew McWilliams
Title: Chief Financial Officer

AAC HEALTHCARE NETWORK, INC.

By: AAC Holdings, Inc. its sole stockholder

By:	/s/ Andrew McWilliams
Name: Andrew McWilliams
Title: Chief Financial Officer

AAC LAS VEGAS OUTPATIENT CENTER, LLC AAC DALLAS OUTPATIENT CENTER, LLC ADDICTION LABS OF AMERICA, LLC

By: American Addiction Centers, Inc. its sole member

By:	/s/ Andrew McWilliams
Name: Andrew McWilliams
Title: Chief Financial Officer

THE ACADEMY REAL ESTATE, LLC

By: Behavioral Healthcare Realty, LLC, its sole member

By:	/s/ Andrew McWilliams
Name: Andrew McWilliams
Title: Chief Financial Officer

[Signature Page to the Intercreditor Agreement]

RECOVERY BRANDS, LLC

By: Referral Solutions Group, LLC, its sole member

By:	/s/ Andrew McWilliams
Name: Andrew McWilliams
Title: Chief Financial Officer

REFERRAL SOLUTIONS GROUP, LLC

By: Sober Media Group. LLC, its sole member

By:	/s/ Andrew McWilliams
Name: Andrew McWilliams
Title: Chief Financial Officer

BHR GREENHOUSE REAL ESTATE, LLC
BHR OXFORD REAL ESTATE, LLC
GREENHOUSE TREATMENT CENTER, LLC
CONCORDE TREATMENT CENTER, LLC
RECOVERY FIRST OF FLORIDA, LLC RI-CLINICAL SERVICES, LLC NEW JERSEY
ADDICTION TREATMENT CENTER, LLC

BEHAVIORAL HEALTHCARE REALTY, LLC

CONCORDE REAL ESTATE, LLC

BHR ALISO VIEJO REAL ESTATE, LLC

BHR RINGWOOD REAL ESTATE, LLC

OXFORD TREATMENT CENTER, LLC

SOBER MEDIA GROUP, LLC

RIVER OAKS TREATMENT CENTER, LLC

LAGUNA TREATMENT HOSPITAL, LLC

SOLUTIONS TREATMENT CENTER, LLC

OXFORD OUTPATIENT CENTER, LLC

SAGENEX DIAGNOSTICS LABORATORY,

LLC

By:	/s/ Andrew McWilliams
Name: Andrew McWilliams
Title: Chief Financial Officer

[Signature Page to the Intercreditor Agreement]

SAN DIEGO PROFESSIONAL GROUP, P.C.
PALM BEACH PROFESSIONAL GROUP,
PROFESSIONAL CORPORATION
LAS VEGAS PROFESSIONAL GROUP-CALARCO, P.C.

GRAND PRARIE PROFESSIONAL GROUP,
P.A.

OXFORD PROFESSIONAL GROUP, P.C. PONTCHARTRAIN MEDICAL GROUP, A PROFESSIONAL CORPORATION

By:	/s/ Mark A. Calarco, D.O.

Name: Mark A. Calarco, D.O.

Title:

ADCARE, INC.

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

ADCARE HOSPITAL OF WORCESTER, INC.

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

GREEN HILL REALTY CORPORATION

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

LINCOLN CATHARINE REALTY CORPORATION

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

ADCARE RHODE ISLAND, INC.

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

TOWER HILL REALTY, INC.

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

[Signature Page to the Intercreditor Agreement]

SAN DIEGO PROFESSIONAL ROUP, PC
PALM BEACH PROFESSIONAL GROUP,
PROFESSIONAL CORPORATION
LAS VEGAS PROFESSIONAL GROUP-
CALARCO, P.C.
GRAND PRARIE PROFESSIONAL GROUP, P.A.
OXFORD PROFESSIONAL GROUP, P.C.
PONTCHARTRAIN MEDICAL GROUP, A
PROFESSIONAL CORPORATION

By:	/s/ Mark A. Calarco, D.O.

Name: Mark A. Calarco, D.O.
Title:

ADCARE, INC.

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

ADCARE HOSPITAL OF WORCESTER, INC.

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

GREEN HILL REALTY CORPORATION

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

LINCOLN CATHARINE REALTY CORPORATION

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

ADCARE RHODE ISLAND, INC.

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

TOWER HILL REALTY, INC.

By:	/s/ Andrew McWilliams

Name: Andrew McWilliams
Title: Chief Financial Officer

[Signature Page to the Intercreditor Agreement]